Exhibit 99.1

VerifyMe Reports First Quarter 2026 Financial Results

•	Quarterly revenue of $1.8 million, compared to $4.5 million in Q1 2025
•	Quarterly gross profit of $1.0 million or 54%, compared to $1.5 million or 33% in Q1 2025
•	Net loss of ($0.7) million, compared to ($0.6) million in Q1 2025
•	Adjusted EBITDA(1) of ($0.1) million, compared to $0.0 million in Q1 2025
•	Cash of $3.5 million and working capital of $5.1 million as of March 31, 2026

Lake Mary, FL – May 15, 2026 – PRNewswire — VerifyMe, Inc. (NASDAQ: VRME) (“VerifyMe,” “we,” “our,” or the “Company”) provides time and temperature sensitive logistics, and brand protection and enhancement solutions, announced today the Company’s financial results for its first quarter ended March 31, 2026 (“Q1 2026”).

Adam Stedham, VerifyMe’s CEO and President stated, “During Q1 of 2026, we fully implemented ProActive services and continued to transition ProActive customers from using our legacy shipping partner to using our new strategic shipping partner.  We also transitioned key Premium customers to our Direct Premium model, allowing us to continue servicing these customers as they continue to ship with our legacy partner.  In addition, we are in the final stages of integrating our technology with our new partner to begin offering our Premium services in Q2 of 2026.  We believe our financial performance in Q1 of 2026 demonstrates the scalability of our model as we achieved improved gross profit margins despite lower revenues.  We are now focused on completing our integrations and growing our revenues by both transitioning legacy customers and adding new customers.”

Key Financial Highlights for Q1 2026:

•	Quarterly consolidated revenue of $1.8 million in Q1 2026, compared to $4.5 million for the three months ended March 31, 2025 (“Q1 2025”).
•	Gross profit of $1.0 million or 54% in Q1 2026, compared to $1.5 million or 33% in Q1 2025.
•	Net loss of ($0.7) million or ($0.05) per diluted share in Q1 2026, compared to ($0.6) million or ($0.05) and Q1 2025.
•	Adjusted EBITDA(1) of ($0.1) million in Q1 2026, compared to $0.0 in Q1 2025.
•	Cash of $3.5 million as of March 31, 2026. On May 11, 2026 cash of $2.1 million received from final payment on loan made in August 2025 to ZenCredit.

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(1) Adjusted EBITDA is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures" below for information about this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net loss, is included as a schedule to this release.

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Financial Results for the Three Months Ended March 31, 2026:

Revenue in Q1 2026 was $1.8 million, compared to $4.5 million in Q1 2025. Revenue for the quarter decreased by $2.7 million, or 60%. The decrease in revenue is primarily due to the loss of ProActive services revenue, as a result of the September 2025 termination of our agreement with our prior carrier partner.

Gross profit in Q1 2026 was $1.0 million, compared to $1.5 million in Q1 2025, a decline of ($0.5) million, or 36%. The resulting gross margin percentage was 54% for the three months ended March 31, 2026, compared to 33% for the three months ended March 31, 2025. The increase in gross profit percentage results from the mix of ProActive and Premium services provided during the quarter and process improvements implemented to increase ProActive services margins.

Operating loss was ($0.8) million in Q1 2026, compared to ($0.6) million in Q1 2025. The increased loss primarily relates to an increase in legal expenses associated with the Company’s proposed merger recorded in general and administrative expenses and the decrease in gross profit.

Net loss was ($0.7) million in Q1 2026, compared to ($0.6) million in Q1 2025. The resulting loss per diluted share was ($0.05) in Q1 2026 and in Q1 2025.

Adjusted EBITDA(1) in Q1 2026 was ($0.1) million, compared to $0.0 in Q1 2025. Adjusted EBITDA(1) is a non-GAAP financial measure. Please see “Use of Non-GAAP Financial Measures” for a discussion of this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net loss is included as a schedule to this release.

At March 31, 2026, we had a $3.5 million cash balance and $5.1 million in working capital.

At March 31, 2026, we had 13,581,242 shares issued and 13,119,065 shares outstanding.

Earnings Call

The company is not scheduling an earnings call but intends to have a shareholder call after the Form S-4 registration statement and proxy statement associated with our previously announced merger agreement is declared effective by the US Securities and Exchange Commission.

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(1) Adjusted EBITDA is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures" below for information about this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net loss, is included as a schedule to this release.

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About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), provides specialized logistics for time and temperature sensitive products, as well as brand protection and enhancement solutions. To learn more, visit www.verifyme.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “continue,” “may,” “should,” "will," and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our engagement in future acquisitions or strategic partnerships that increase our capital requirements or cause us to incur debt or assume contingent liabilities, our reliance on one key strategic partner for shipping services, competition including by our key strategic partner, seasonal trends in our business, severe climate conditions, the highly competitive nature of the industry in which we operate, our brand image and corporate reputation, impairments related to our goodwill and other intangible assets, economic and other factors such as recessions, downturns in the economy, inflation, global uncertainty and instability, the effects of pandemics, changes in United States social, political, and regulatory conditions and/or a disruption of financial markets, reduced freight volumes due to economic conditions, reduced discretionary spending in a recessionary environment, global supply-chain delays or shortages, fluctuations in labor costs, raw materials, and changes in the availability of key suppliers, our history of losses, our ability to use our net operating losses to offset future taxable income, the confusion of our name brand with other brands, the ability of our technology to work as anticipated and to successfully provide analytics logistics management, our ability to continue to invest in the development and commercialization of our product and service offerings, the ability of our strategic partners to integrate our solutions into their product offerings, our ability to manage our growth effectively, our ability to successfully develop and expand our sales and marketing capabilities, risks related to doing business outside of the U.S., intellectual property litigation, our ability to successfully develop, implement, maintain, upgrade, enhance, and protect our information technology systems, our reliance on third-party information technology service providers, our ability to respond to evolving laws related to information technology such as privacy laws, our ability to attract, retain and develop successors for management, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, our ability to acquire new customers, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field, our ability to comply with the continued listing standards of the Nasdaq Capital Market, our ability to timely pay amounts due and comply with the covenants under our debt facilities, and our ability to complete the proposed business combination, including due to the failure to obtain approval of the securityholders of the Company, certain regulatory approvals, or satisfying other conditions to closing, in the merger agreement. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Use of Non-GAAP Financial Measures

This press release includes both financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to and should not be considered as alternatives to any other GAAP financial measures. They may not be indicative of the historical operating results of VerifyMe nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

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VerifyMe’s management uses and relies on EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that both management and shareholders benefit from referring to EBITDA and Adjusted EBITDA in planning, forecasting and analyzing future periods. Additionally, the Company believes Adjusted EBITDA is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. In particular, with regard to our comparison of Adjusted EBITDA for the three months ended March 31, 2026, to the three months ended March 31, 2025, we believe is useful to investors in understanding the results of operations. The Company’s management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. The Company’s management recognizes that EBITDA and Adjusted EBITDA, as non-GAAP financial measures, have inherent limitations because of the described excluded items.

The Company defines EBITDA as net loss before interest (income) expense, income tax expense (benefit), and depreciation and amortization. Adjusted EBITDA represents EBITDA plus non-cash stock compensation expense, severance expense, gain on derecognized liability, impairments, change in fair value of contingent consideration, and one-time professional expenses for acquisitions and divestiture. VerifyMe believes EBITDA and Adjusted EBITDA are important measures of VerifyMe’s operating performance because they allow management, investors and analysts to evaluate and assess VerifyMe’s core operating results from period-to-period after removing the impact of items of a non-operational nature that affect comparability.

A reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measure, net loss, calculated in accordance with GAAP is included in a schedule to this press release. The Company believes that providing the non-GAAP financial measure, together with the reconciliation to GAAP, helps investors make comparisons between VerifyMe and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules as the presentation here may not be comparable to other similarly titled measures of other companies.

For Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

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VerifyMe, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	March 31, 2026	December 31, 2025
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,519	$4,353
Accounts receivable, net of allowance for credit loss reserve, $21 and $10 as of March 31, 2026 and December 31, 2025, respectively	818	857
Note receivable, net of allowance for credit loss reserve, $12 and $12 as of March 31, 2026 and December 31, 2025, respectively	1,988	1,988
Unbilled revenue	285	338
Prepaid expenses and other current assets	208	154
Inventory	31	37
TOTAL CURRENT ASSETS	6,849	7,727

PROPERTY AND EQUIPMENT, NET	$16	$20

INTANGIBLE ASSETS, NET	2,325	2,345

GOODWILL	2,926	2,926
TOTAL ASSETS	$12,116	$13,018

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$532	$745
Other accrued expense	457	530
Convertible note – related party, current	400	400
Convertible note, current	350	350
TOTAL CURRENT LIABILITIES	1,739	2,025

TOTAL LIABILITIES	$1,739	$2,025

STOCKHOLDERS' EQUITY
Series A Convertible Preferred Stock, $0.001 par value, 37,564,767 shares authorized; 0 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	-	-

Series B Convertible Preferred Stock, $0.001 par value; 85 shares authorized; 0.85 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively		-
	-
Common stock, $0.001 par value; 675,000,000 shares authorized; 13,581,242 and 13,553,049 shares issued, 13,119,065 and 13,071,601 shares outstanding as of March 31, 2026 and December 31, 2025, respectively	14	14

Additional paid in capital	102,096	102,059

Treasury stock at cost; 462,117 and 481,448 shares at March 31, 2026 and December 31, 2025, respectively	(476)	(502)

Accumulated deficit	(91,257)	(90,578)

STOCKHOLDERS' EQUITY	10,377	10,993

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$12,116	$13,018

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VerifyMe, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share data)

	Three Months Ended
	March 31, 2026	March 31, 2025

NET REVENUE	$1,772	$4,455

COST OF REVENUE	812	2,965

GROSS PROFIT	960	1,490

OPERATING EXPENSES
Management and Technology(a)	570	926
General and administrative (a)	1,016	856
Research and development	-	5
Sales and marketing (a)	141	296
Total Operating expenses	1,727	2,083

LOSS BEFORE OTHER INCOME (EXPENSE)	(767)	(593)

OTHER INCOME (EXPENSE)
Interest income, net	88	22
TOTAL OTHER INCOME, NET	88	22

NET LOSS	$(679)	$(571)

LOSS PER SHARE
BASIC	(0.05)	(0.05)
DILUTED	(0.05)	(0.05)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING

BASIC	13,352,749	12,292,150
DILUTED	13,352,749	12,292,150

(a)	Includes share-based compensation of $63 thousand and $333 thousand for the three months ended March 31, 2026 and March 31, 2025, respectively.

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VerifyMe, Inc.

Consolidated EBITDA and Adjusted EBITDA Reconciliation Table (Unaudited)
(In thousands)

	Three months ended March 31,

	2026	2025

Net loss (GAAP)	$(679)	$(571)
Interest income, net	(88)	(22)
Amortization and depreciation	132	286

Total EBITDA (Non-GAAP)	(635)	(307)

Adjustments:

Stock based compensation	-	41
Fair value of restricted stock and restricted stock units issued in exchange for services	77	292
Severance expense	-	57
Gain on derecognized liability	-	(100)
One-time professional expenses for acquisitions/divestiture	474	17

Total Adjusted EBITDA (Non-GAAP)	$(84)	$-

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